AMENDMENT NO. 1 TO THE

MASTER LEASE AGREEMENT

[Scrub Oak, LLC]

        THIS AMENDMENT NO. 1 TO THE MASTER LEASE AGREEMENT (hereinafter the “Amendment”), effective as of the 1st day of July, 2003, by and between SCRUB OAK, LLC, a Utah limited liability company, whose address is 75 West Center Street, Provo, Utah 84601, ATTN: Brooke Roney (hereinafter “Landlord”) and NU SKIN INTERNATIONAL, INC., a Utah corporation, whose address is 75 West Center Street, Provo, Utah 84601 (hereinafter “Tenant”).

R E C I T A L S:

    A.        Tenant has the right to renew certain leases to the premises identified on Schedule A to this Amendment (the “Premises”).

    B.        Tenant desires to renew such leases of the Premises from Landlord.

    C.        The parties desire to amend the Master Lease Agreement with respect to the Premises to reflect the renewal terms of the lease.

NOW, THEREFORE, in consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant mutually agree to the amended terms and conditions for the Premises set forth on Schedule A attached hereto.

SCHEDULE A

to

AMENDMENT NO. 1 TO THE MASTER LEASE

[Scrub Oak, LLC]

ANNEX “B”

1.     Commencement Date: July 1, 2003

2.     Premises: All of Annex B located at 1070 South 350 East

3.     Expiration Date: June 30, 2008

4.     Term: Five (5) years.

5.     Renewal Terms: None

6.     Monthly Rent:

MONTHS	MONTHLY RENT
1-12	$ 7,312.50
13-24	7,495.31
25-36	7,682.69
37-48	7,874.76
49-60	8,071.63

7.     Permitted Use: General warehouse storage, fleet maintenance and related uses.

        LANDLORD AND TENANT have executed this Amendment to the Lease effective as of the day and year first above written.

LANDLORD:

SCRUB OAK, LLC
by its Manager:

By:    /s/ Brooke B. Roney
Brooke B. Roney
Manager

TENANT

NU SKIN INTERNATIONAL, INC.

By:    /s/ D. Matthew Dorny
D. Matthew Dorny
Vice President and General Counsel